UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2008

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Van Buren Street, Suite 150, Herndon, Virginia 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  703-964-8000

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2007, the Company completed the acquisition of InLine Corporation. INLINE Corporation is a privately held U.S. company recognized as a leader in the manufacturing of intelligent enterprise data storage solutions.

Pursuant to the terms of the transaction, IceWEB paid the selling shareholders of INLINE total consideration of approximately $1,900,000 -- $1,600,000 in cash and 500,000 restricted shares of common stock. Based on INLINE’S historical financial performance, it is expected to contribute approximately $8-$10 million in revenues to IceWEB in the coming calendar year.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Stock Purchase Agreement

99.2	First Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: January 3, 2008	By:	/s/ John R. Signorello
John R. Signorello,
Chief Executive Officer